Exhibit 15.2

April 30, 2020

iClick Interactive Asia Group Limited

15/F, Prosperity Millennia Plaza

663 King’s Road, Quarry Bay

Hong Kong S.A.R., People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” “Item 4. Information On the Company—B. Business Overview—Regulation—Regulations on Foreign-related Surveys Measures” “Item 4. Information On the Company—C. Organizational Structure” in the Annual Report of iClick Interactive Asia Group Limited on Form 20-F for the year ended December 31, 2019, which will be filed with the Securities and Exchange Commission in the month of April 2020.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng